Exhibit 99.3

Schedule “C”

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF BIOLOGIX HAIR INC.

MEMBERSHIP

The Nominating and Corporate Governance Committee (the "Committee") of the board of directors (the "Board") of Biologix Hair Inc. (the "Company") shall consist of three or more directors. Each member of the Committee shall be independent in accordance with the rules of any securities exchange on which the securities of the Company may be listed from time to time..

The members of the Committee shall be appointed by the Board.  The members of the Committee shall be appointed for one-year terms and shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

PURPOSE

The purpose of the Committee is to carry out the responsibilities delegated by the Board relating to the Company's director nominations process and procedures and developing and maintaining the Company's corporate governance policies.

DUTIES AND RESPONSIBILITIES

The Committee shall have the following authority and responsibilities:

(i)
To determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the "Director Criteria").

(ii)
To identify and screen individuals qualified to become members of the Board, consistent with the Director Criteria.  The Committee shall consider any director candidates recommended by the Company's stockholders pursuant to the procedures set forth in the constating documents of the Company, in such corporate governance guidelines that may be adopted by the Company from time to time, and as described in the Company's proxy statement.

(iii)	To make recommendations to the Board regarding the selection of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders, subject to approval by the Board.

(iv)
To develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, to review these principles at least once a year and to recommend any changes to the Board, and to oversee the Company's corporate governance practices, including reviewing and recommending to the Board for approval any changes to the other documents and policies in the Company's corporate governance framework, including its articles of incorporation and by-laws.

(v)	To develop, subject to approval by the Board, a process for an annual evaluation of the Board and its committees and to oversee the conduct of this annual evaluation.

(vi)
To review the Board's committee structure and composition and to make recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairmen annually.

(vii)
If a vacancy on the Board and/or any Board committee occurs, to identify and make recommendations to the Board regarding the selection of candidates to fill such vacancy either by election by stockholders or appointment by the Board.

(viii)	To review director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

(ix)
To develop and recommend to the Board for approval a Company policy on approval of related party transactions and to review and approve any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) in accordance with the Company's related party transaction approval policy.

(x)	To develop and recommend to the Board for approval standards for determining whether a director has a material relationship with the Company.

(xi)
To review and discuss with management the disclosure regarding the operations of the Committee and director independence, and to recommend that this disclosure be, included in the Company's proxy statement or annual report on Form 10-K, as applicable.

(xii)	To monitor compliance with the Company's Code of Business Conduct and Ethics (the "Code") and to investigate any alleged breach or violation of the Code and to enforce the provisions of the Code.

OUTSIDE ADVISORS

The Committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a director search firm as necessary to assist with the execution of its duties and responsibilities as set forth in this Charter. The Committee shall set the compensation, and oversee the work, of the director search firm. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of its outside counsel and other advisors. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside counsel and any other advisors.

The director search firm, outside counsel and any other advisors retained by the Committee shall be independent as determined in the discretion of the Committee.

STRUCTURE AND OPERATIONS

The Board shall designate a member of the Committee as the chairperson. The Committee shall meet at least four times a year at such times and places as it deems necessary to fulfill its responsibilities. The Committee shall report regularly to the Board regarding its actions and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

DELEGATION OF AUTHORITY

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

PERFORMANCE EVALUATION

The Committee shall conduct an annual evaluation of the performance of its duties under this charter and shall present the results of the evaluation to the Board. The Committee shall conduct this evaluation in such manner as it deems appropriate.